UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2008

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

168 Franklin Corner Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

                                           Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

     On March 3, 2008, Scott Yetter, President and Chief Executive Officer of Voxware, Inc., a Delaware corporation (the “Company”), entered into a written trading plan to sell up to an aggregate of 3,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) owned by him over a period commencing on March 3, 2008 and ending May 21, 2008. The primary purpose of Mr. Yetter’s trading plan is to provide Mr. Yetter with liquidity in order to cover the increased tax payment obligations arising from Mr. Yetter’s September 4, 2007 and December 13, 2007 awards of restricted stock units. The trading plan, which was adopted under Securities Exchange Act Rule 10b5-1, will allow Mr. Yetter, in any given month during the term of the trading plan, to sell the Company’s Common Stock at certain volume levels and at various prices greater than $2.50 per share. Additionally, it is anticipated that sales under the trading plan will be subject to volume limitations and other applicable requirements of Rule 144 promulgated under the Securities Act of 1933, as amended.

     Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell specified number of shares of company stock over a pre-determined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: March 6, 2008	By:	/s/ Scott Yetter
Name: Scott Yetter
Title: President and Chief Executive Officer